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                                                                     Exhibit 1.1

                           COCA-COLA HBC FINANCE B.V.

                    COCA-COLA HELLENIC BOTTLING COMPANY S.A.


                                 DEBT SECURITIES

                         FORM OF UNDERWRITING AGREEMENT


                                                                  --------,-----

To the Representatives of the Several Underwriters named in the respective Pricing Agreements hereinafter described

Ladies and Gentlemen:

                  From time to time Coca-Cola HBC Finance B.V., a Dutch corporation with its corporate seat in Amsterdam (the "Issuer"), proposes to enter into one or more Pricing Agreements in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell, to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) the principal amount of its debt securities identified in Schedule II to such Pricing Agreement (generally and, as the context may require, with respect to such Pricing Agreement, the "Securities") to be issued pursuant to the provisions of the indenture identified in such Pricing Agreement (hereinafter called the "Indenture"), among the Issuer, Coca-Cola Hellenic Bottling Company S.A., as Guarantor (the "Guarantor"), and the Trustee identified in such Schedule (the "Trustee"). The Securities are to be fully, unconditionally and irrevocably guaranteed (the "Guarantees") as to payment of principal, premium, if any, and interest by the Guarantor. All references herein to "this Agreement" shall be deemed to refer to this Agreement together with the applicable Pricing Agreement.

                  The Issuer and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (Registration No. 333-o), including a prospectus relating to the Securities of a maximum aggregate offering price of $2,000,000,000 to be issued severally from time to time by the Issuer. The Issuer also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), a Prospectus Supplement specifically relating to the Securities (the "Prospectus Supplement"). Upon request, but not without your agreement, the Issuer may also file a Rule 462(b) Registration Statement in accordance with Rule 462(b) under the Securities Act with respect to an increase of no more than 20% in the maximum aggregate


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offering price mentioned above. The registration statement as of the date of this Agreement and any Rule 462(b) Registration Statement that becomes effective prior to the Closing Date (as defined in Article IV below) is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (including the Basic Prospectus, a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. Any reference to "Rule 462(b) Registration Statement" shall be deemed to refer to a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial Registration Statement.

                                       I.

                  Each of the Issuer and the Guarantor jointly and severally represents and warrants to each of the Underwriters that:

                  (a) Effectiveness of Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) Registration Statement and Included Documents. (i) The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, did not or will not, as the case may be, contain at the time of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as the case may be, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Prospectus does not or will not, as the case may be, as of the date of the Prospectus and as at the Closing Date, contain and, as amended or supplemented, if



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         applicable, at the time of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon information concerning any Underwriter furnished to the Issuer or the Guarantor in writing by such Underwriter through you expressly for use therein or (B) to the Statement of Eligibility and Qualification of the Trustee on Form T-1 and (iv) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act.

                  (c) Preliminary Prospectus. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                  (d) Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (the "1939 Act") and has been duly authorized, executed and delivered by the Issuer and duly authorized, executed and delivered by the Guarantor and is a valid and legally binding agreement of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (e) No Material Adverse Change in Business. Since the date of the Guarantor's most recent annual or interim financial statements included in the Registration Statement and the Prospectus, except as otherwise stated in the Registration Statement and the Prospectus, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer or the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Issuer or the Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to either of the Issuer or the Guarantor and its subsidiaries considered as one enterprise and (iii) except for regular dividends on the common stock of the Guarantor in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock.

                  (f) Financial Statements. The financial statements, including the statements of income, balance sheets and statements of shareholders' equity and cash flows of the



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         Guarantor and its consolidated subsidiaries for the period specified and the related schedules and notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the supporting schedule(s), if any, included in the Registration Statement present fairly the information required to be stated therein; and, if applicable, the pro forma financial information, and the related notes thereto, included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and is based upon good faith estimates and assumptions believed by the Guarantor to be reasonable.

                  (g) Independent Accountants. The accountants who certified the financial statements and supporting schedule(s), if any, of the Guarantor included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants with respect to the Guarantor within the meaning of Regulation S-X under the Securities Act.

                  (h) Internal Accounting Controls. The Issuer, the Guarantor and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (i) Due Organization and Valid Existence of the Issuer and the Guarantor. The Issuer has been duly organized and is validly existing as a corporation under the laws of the Netherlands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; the Guarantor has been duly organized and is validly existing as a corporation under the laws of the Hellenic Republic and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and each of the Issuer and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing (where applicable) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good



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         standing would not result in a Material Adverse Effect.

                  (j) Due Organization and Valid Existence of Subsidiaries. Each "significant subsidiary" of the Guarantor (as such term is defined in Rule 1-02 of Regulation S-X) and each Material Subsidiary (as such term is defined in the Registration Statement and the Prospectus) that is not also a "significant subsidiary" (each such significant subsidiary and Material Subsidiary, a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly organized and is validly existing as a company in good standing (where applicable) under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign company to transact business and is in good standing (where applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (where applicable) would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and the capital stock of each Designated Subsidiary owned by the Guarantor, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary.

                  (k) Capitalization. The authorized, issued and outstanding capital stock of the Guarantor is as set forth in the financial statements, including the schedules and notes, included in the Registration Statement and the Prospectus and in the column entitled "Actual" under the caption "Capitalization and Indebtedness of Coca-Cola Hellenic Bottling Company S.A." in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans or other events referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus). The shares of issued and outstanding capital stock of the Issuer and the Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Issuer or the Guarantor was issued in violation of the preemptive or other similar rights of any securityholder of the Issuer or the Guarantor, respectively.

                  (l) Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor. The performance of this Agreement, the consummation of the transactions contemplated herein and compliance by the Issuer and the Guarantor with its respective obligations



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         hereunder have been duly authorized by the Issuer and the Guarantor, respectively.

                  (m) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Issuer and the Guarantor and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of each of the Issuer and the Guarantor, enforceable against each of the Issuer and the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (n) Description of the Securities. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus. Upon due execution by the Issuer and authentication and delivery by the Trustee of the certificates evidencing Securities pursuant to the Indenture, persons in whose names the Securities are registered will be entitled to the rights specified in the Indenture.

                  (o) Absence of Defaults and Conflicts. Neither the Issuer, the Guarantor, nor any of the Guarantor's Designated Subsidiaries is in violation of its charter, by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuer, the Guarantor or any of the Guarantor's Designated Subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Issuer, the Guarantor or any of the Guarantor's Designated Subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuer or the Guarantor in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds") and compliance by each of the Issuer and the Guarantor with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as



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         defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Guarantor or any of the Guarantor's Designated Subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational documents of the Issuer, the Guarantor or any of the Guarantor's Designated Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer, the Guarantor or any of the Guarantor's Designated Subsidiaries or any of their assets, properties or operations except, in the case of (ii) above, for violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer, the Guarantor or any of the Guarantor's Designated Subsidiaries.

                  (p) Absence of Labor Dispute. No labor dispute with the employees of the Guarantor or any of the Guarantor's subsidiaries exists or, to the knowledge of either of the Issuer or the Guarantor, is imminent that might have a Material Adverse Effect.

                  (q) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer or the Guarantor, threatened, against or affecting the Issuer, the Guarantor or any of the Guarantor's subsidiaries which might result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Indenture or the performance by the Issuer or the Guarantor of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Issuer, the Guarantor or any of the Guarantor's subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (r) Absence of Manipulation. Neither the Issuer, the Guarantor nor any affiliate of the Issuer or the Guarantor has taken, nor will the Issuer, the Guarantor or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of either of the Issuer or the Guarantor to facilitate the sale or resale of the Securities.


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                  (s) Possession of Intellectual Property. The Issuer, the
         Guarantor and its subsidiaries own or possess, have valid licenses for, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Issuer, the Guarantor nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), singly or in the aggregate, would result in a Material Adverse Effect.

                  (t) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by either of the Issuer or the Guarantor of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by either of the Issuer or the Guarantor, except (i) with respect to the registration with the Commission of the Securities and registration or qualification under applicable securities or "Blue Sky" laws of the various states, (ii) any filings with the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten) required for compliance with the Dutch 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995) and the 1992 Banking Act (Wet toezicht kredietwezen 1992) and (iii) such as have already been obtained.

                  (u) Possession of Licenses and Permits. The Issuer, the Guarantor and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Issuer, the Guarantor and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Issuer, the Guarantor nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.



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                  (v) Title to Property. The Issuer, the Guarantor and its
         subsidiaries have good and marketable title to all real property owned by the Issuer, the Guarantor and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement and the Prospectus or (ii) do not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases of the Issuer, the Guarantor and its subsidiaries under which the Issuer, the Guarantor or any of the Guarantor's subsidiaries holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Issuer, the Guarantor nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Issuer, the Guarantor or any of the Guarantor's subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer, the Guarantor or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except in each case, as would not singly or in the aggregate have a Material Adverse Effect.

                  (w) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Issuer, the Guarantor nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Issuer, the Guarantor and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Issuer and the Guarantor, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Issuer, the Guarantor or any of the Guarantor's subsidiaries and
         (iv) to the best knowledge of the Issuer, the Guarantor or any such subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Guarantor or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.



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                  (x) Investment Company Act. Neither the Issuer nor the
         Guarantor is required, and upon the issuance and sale of the offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (y) Compliance with Laws. Each of the Guarantor and its subsidiaries is in compliance with all applicable laws, statutes, ordinances, rules or regulations of any applicable jurisdiction, except for failures the enforcement of which, singly or in the aggregate, would not result in a Material Adverse Effect.

                  (z) Taxes. Each of the Guarantor and its subsidiaries has filed all material federal, state, local and foreign income and franchise tax returns required by law to be filed by it in the Hellenic Republic and in any other applicable jurisdiction and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith or state withholding taxes in each case for which adequate reserves have been established, except for such filings or payments, with respect to which the failure to file or pay is not expected to result in a Material Adverse Effect, and neither the Issuer nor the Guarantor has any knowledge of any material tax deficiency which has been or is reasonably likely to be asserted or threatened against the Issuer or the Guarantor or any of its subsidiaries other than those for which adequate reserves have been established. Adequate charges, accruals and reserves have been provided for in the financial statements referred to in paragraph (f) of this Article I in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Guarantor or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

                  (aa) Insurance. Each of the Guarantor and its subsidiaries carries or is entitled to the benefits of insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, and such insurance is in full force and effect, except to the extent that the failure to carry or maintain such insurance, or the failure of such insurance to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; provided, however, that neither the Guarantor nor the Issuer make a representation as to the general conditions in the insurance market, including the insurance market for companies operating in the same industry as the Guarantor, which may from time to time adversely affect the Guarantor's ability to renew or obtain such coverage.

                  (bb) No Withholdings. Except as described in the Registration Statement and the Prospectus, payments in respect of this Agreement, the Securities, and the Indenture including the transfer, sale and delivery of the Securities, are not subject under the current laws of any jurisdiction or any political subdivision thereof or therein applicable to the Issuer or the Guarantor to any withholdings or similar charges for or on account of taxation or otherwise, other than taxes imposed on the income or gain of an Underwriter subject to tax in any applicable jurisdiction or political subdivision thereof or therein.

                  (cc) Holders. Except as described in the Registration Statement and the Prospectus, non-Dutch or non-Greek holders of the Securities will not be deemed resident, domiciled, carrying on business or subject to taxation in the Netherlands or the Hellenic Republic, respectively, solely by reason of the execution, delivery, performance or enforcement of this Agreement, the Indenture and any other agreement contemplated in connection with an offering of the Securities.

                  (dd) Reporting Company. The Guarantor is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                  (ee) Foreign Private Issuer. Each of the Guarantor and the Issuer is a "foreign private issuer" (within the meaning of paragraph
         (v) of Rule 405 under the Securities Act).

                  (ff) Stamp Duty. Except as described in the Registration Statement and the Prospectus, or as has already been paid or authorized for payment, no stamp duty or similar tax or duty is payable under applicable laws or regulations in connection with the creation, issuance or delivery of the Securities, the transfer of any of the Securities or with respect to the execution and delivery of and performance by the respective parties under this Agreement, the Indenture or any other agreement contemplated in connection with an offering of the Securities.

                  (gg) Withholding Taxes. Except as described in the Registration Statement and the Prospectus, payments made by the Issuer or the Guarantor to holders under the Securities and the Indenture and by the Issuer or the Guarantor to the Underwriters under this Agreement will not be subject under the current laws of the Netherlands or the Hellenic Republic, as the case may be, or any political subdivision of any such jurisdiction to any withholdings or similar charges for or on account of taxation.

                  (hh) Choice of Law; Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement, the Indenture, any other agreement contemplated in connection with an offering of the Securities and the Securities is a valid choice of law under the laws of the Netherlands and the Hellenic Republic and any political subdivision thereof and courts of the Netherlands and the Hellenic Republic should honor this choice of law. Each of the Issuer and the Guarantor has the power to submit and pursuant to Article X of this Agreement and Section 117 of the Indenture has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of any state or federal court in the City, County and State of New York in any suit, action or proceeding against it arising out of or related to any of this Agreement, the Indenture or any other agreement contemplated in connection with an offering of the Securities or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Securities by the Issuer to the Underwriters under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and has the power to designate, appoint and empower and pursuant to Article X of this Agreement and Section 117 of the Indenture has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

                  (ii) Waiver of Immunities. Each of the Issuer, the Guarantor and its obligations under this Agreement, the Indenture or any other agreement contemplated in connection with an offering of the Securities, are subject to civil and commercial law and to suit and neither the Issuer, the Guarantor nor any of their properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Dutch, Greek, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement, the Indenture or any other agreement contemplated in connection with an offering of the Securities; and, to the extent that the Issuer, the Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Issuer and the Guarantor waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement, the Indenture or any other agreement contemplated in connection with an offering of the Securities.

                  (jj) Enforceability of New York Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Issuer or the Guarantor based upon any of this Agreement, the Indenture or any other agreement contemplated in connection with an offering of the Securities, the Guarantee or the Securities would be declared enforceable against the Issuer or the Guarantor by the courts of the Netherlands or the Hellenic Republic without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty; provided, however, that:

                           (i) given the absence of an applicable convention
                  between the Netherlands and the United States providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, a judgment rendered by a U.S. court against the Issuer or its directors would not be recognized and enforced by the courts of the Netherlands; in order to obtain a judgment against the Issuer or its directors, a complainant would have to file a claim against the Issuer or such directors with a court of competent jurisdiction in the Netherlands and, in the course of those proceedings, the complainant would be permitted to submit the judgment rendered by a U.S. court; if the Netherlands court were to find that the jurisdiction of the U.S. court was based on grounds that are internationally acceptable and that proper legal procedures were observed, the Netherlands court would in principle give effect to the final judgment of the U.S. court unless such judgment would contravene the public policy of the Netherlands; and

                           (ii) there is uncertainty as to the enforceability in
                  the Hellenic Republic of judgments of U.S. courts because such enforcement is subject to ascertainment by the Greek courts of a number of conditions, including that the foreign court has jurisdiction under Greek law and that the judgment is not contrary to good morals and public policy as determined by Greek courts; it is uncertain if a Greek court will apply the federal laws of the United States in any action brought before such court.

                  (kk) Validity under the Laws of the Netherlands and the Hellenic Republic. It is not necessary under the laws of the Netherlands or the Hellenic Republic or any political subdivision thereof or authority or agency therein in order to enable a subsequent purchaser of Securities or an owner of any interest therein to enforce its rights under the Securities or to enable an Underwriter to enforce its rights under any of this Agreement, the Indenture or any other agreement contemplated in connection with an offering of the Securities that it should, as a result solely of its holding of Securities be licensed, qualified, or otherwise entitled to carry on business in the Netherlands or the Hellenic Republic or any political subdivision thereof or authority or agency therein; each of this Agreement, the Indenture or any other agreement contemplated in connection with an offering of the Securities are in proper legal form under the laws of the Netherlands or the Hellenic Republic and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Issuer and the Guarantor therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of this Agreement, the Indenture or any other agreement contemplated in connection with an offering of the Securities in the Netherlands or the Hellenic Republic or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of the Netherlands or the Hellenic Republic or any political subdivision thereof.

                  (ll) Sarbanes-Oxley. To its knowledge, the Guarantor is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are currently in effect and reasonably expects that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 upon effectiveness of such provisions.

                  (mm) Officer's Certificates. Any certificate signed by any officer of the Issuer or the Guarantor delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by either the Issuer or the Guarantor as the case may be to each Underwriter as to the matters covered therein.

                                       II.

                  Each Underwriter severally represents and agrees that it has not offered and will not offer any Securities anywhere in the world, and that it has not announced and will not announce any such offer, other than:

                  (a) within a closed circle, or

                  (b) if those Securities have been, or will likely shortly be, admitted to listing on the Official Segment of the stock market of Euronext Amsterdam N.V. or another recognized Dutch stock exchange, or

                  (c) if (i) the Registration Statement and any other document announcing or in respect of, an offer of Securities (for purposes of this Article, the "Offer Documents") (A) comply with Section 2 of the 1995 Decree on the Supervision of the Securities Trade (Besluit toezicht effectenverkeer 1995, the "Securities Decree"), (B) are submitted to the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiele Markten, the "AFM") before the offer is made, and (C) are generally available as of the time when the offer is made, or the Offer Documents (A) have been approved by the competent authority as referred to in Article 20 or Article 21 of EC Directive 89/298/EEC, (B) are recognized by the AFM and (C) are generally available as of the time when the offer is made; and (ii) each announcement of the offer states where and when the Offer Documents will be or have been made generally available, and each such announcement made before the offer is made, is submitted to the AFM before the Offer Documents are published; and (iii) if after the date of the Registration Statement new relevant facts occur or are discovered, Section 6 of the Securities Decree is complied with; all provided that the offer is made within one year after the date of the Registration Statement, or

                  (d) to persons who trade or invest in securities in the conduct of their profession or trade (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities)

         ("Professional Investors"), provided that the offer, the applicable Prospectus Supplement and each announcement of the offer states that the offer is exclusively made to those persons, or

                  (e) to persons who are established, domiciled or have their residence (collectively, "are resident") outside the Netherlands, provided that (i) the offer, the Offer Documents and each announcement of the offer states that the offer is not and will not be made to persons who are resident in the Netherlands, (ii) the offer, the Offer Documents and each announcement of the offer comply with the laws and regulations of any State where persons to whom the offer is made are resident, (iii) a statement by the Issuer that those laws and regulations are complied with and is submitted to the AFM before the offer is made and is included in the Offer Documents and each such announcement, or

                  (f) to persons who, (i) are Professional Investors, or (ii) are resident (as defined in paragraph (e) above outside the Netherlands; provided that (A) the offer, the Offer Documents and each announcement of the offer states that the offer is and will only be made to persons who are professional investors or who are not resident in the Netherlands, (B) the offer, the Offer Documents and each announcement of the offer comply with the laws and regulations of any State where persons to whom the offer is made are resident, (C) a statement by the Issuer that those laws and regulations are complied with is submitted to the AFM before the offer is made and is included in the Offer Documents and each such announcement, or

                  (g) if those Securities have a denomination of at least EUR 50,000 (or its foreign currency equivalent), or

                  (h) if those Securities are offered for no consideration (om neit), or

                  (i) if, (i) those Securities qualify as Euro-securities (Euro-effecten) (which they do if (A) they are subscribed for and placed by a syndicate of which at least two members are established according to their constitutional documents in different States party to this Agreement on the European Economic Area, (B) at least 60% of those Securities are offered in one or more states other than the state where the Issuer is established according to its constitutional documents, and (C) the Securities may only be subscribed for or initially be purchased through a credit institution or another institution which in the conduct of its business or profession provides one or more of the services referred to under 7 and 8 of Annex I to EC Directive 2000/12/EC), and (ii) no general advertising or canvassing campaign is conducted in respect of the Securities anywhere in the world, or

                  (j) otherwise in accordance with the Dutch 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer
         1995).

                  In addition, each Underwriter represents and agrees that it has not transferred or accepted and will not transfer or accept any Securities which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) other than through the mediation of either the Issuer or a Member of Euronext Amsterdam N.V. with due observance of the Savings Certificates Act and its implementing regulations (including registration requirements), provided that no mediation is required in respect of
(i) the initial issue of those Securities to the first holders thereof, (ii) any transfer and delivery by individuals who do not act in the conduct of a profession or trade, and (iii) the issue and trading of those Securities, if they are physically issued outside the Netherlands and are not distributed in the Netherlands in the course of primary trading or immediately thereafter.

                  Each Underwriter severally represents and agrees that (a) the Securities will not be offered or sold to persons in the Hellenic Republic other than to insurance companies, credit institutions, social security funds and other persons who qualify as "institutional investors" within the meaning of Resolution no. 9/201/10.10.2000 of the Capital Market Commission and any other relevant regulation. No action will be taken by the Underwriters that would, or is intended to, permit a public offer of the notes in the Hellenic Republic. Accordingly, no Securities will be, directly or indirectly, offered or sold and no offering circular, prospectus information memorandum, form of application, advertisement or other document or information will be distributed or published in the Hellenic Republic except under circumstances that will result in compliance with any applicable laws and regulations of the Hellenic Republic and all offers and sales of Securities in the Hellenic Republic will be made on the same terms or (b) otherwise in accordance with applicable Greek law, rules and regulations of the Athens Stock Exchange.

                                      III.

                  The Issuer and the Guarantor are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the applicable Pricing Agreement has become effective as in your judgment is advisable. The terms of the public offering of the Securities will be set forth in the Prospectus Supplement.

                                       IV.

                  Payment for the Securities shall be made by certified or official bank check or checks or wire transfer, as specified in the applicable Pricing Agreement, payable to the order of the Issuer in the funds in such Pricing Agreement at the time and place, in each case as set forth in such Pricing Agreement, or at such other time on the same or such other date, not later than the third New York business day thereafter, as shall be designated in writing by you, which date and time may be postponed by agreement among you, the Issuer and the Guarantor or as provided in Article IX hereof. The time and date of such payment, as specified in the applicable Pricing Agreement in relation to an offering of Securities, are hereinafter referred to as the "Closing Date".

                  Payment for the Securities shall be made against delivery to you for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

                                       V.

                  The several obligations of the Underwriters hereunder are subject to the following conditions, appropriately modified for the Issuer:

                  (a) The applicable Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction.

                  (b) Subsequent to the execution and delivery of the applicable Pricing Agreement and prior to the Closing Date, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Issuer's other securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Issuer's or the Guarantor's other securities.

                  (c) At the Closing Date, there shall not have been, since the date of the Guarantor's most recent annual or interim financial statements included in the Registration Statement and the Prospectus except as described in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Pricing Agreement), any Material Adverse Effect, and the Underwriters shall have received a certificate of the Managing Director or an officer reporting directly to the Managing Director of the Guarantor and of the chief financial or chief accounting officer of the Guarantor, dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Article I hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and
         (iii) each of the Issuer and the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (d) You shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, United States counsel to the Issuer and the Guarantor, dated the Closing Date, to the effect that:

                           (i) Assuming the Indenture has been duly authorized,
                  executed and delivered by the Issuer insofar as the laws of the Netherlands are concerned, it has been duly executed and delivered by the Issuer, and, assuming the Indenture has been duly authorized, executed and delivered by the Guarantor insofar as the laws of the Hellenic Republic are concerned, it has been duly executed and delivered by the Guarantor; the Indenture has been duly qualified under the 1939 Act and constitutes a valid and legally binding obligation of each of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (ii) Assuming the Securities have been duly
                  authorized, executed, authenticated, issued and delivered by the Issuer insofar as the laws of the Netherlands are concerned, they have been duly executed, authenticated, issued and delivered by the Issuer and constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (iii) Assuming the Guarantees have been duly
                  authorized, executed and delivered by the Guarantor insofar as the laws of the Hellenic Republic are concerned, the Guarantees have been duly executed and delivered by or on behalf of the Guarantor and constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (iv) Assuming this Agreement has been duly
                  authorized, executed and delivered by the Issuer insofar as the laws of the Netherlands are concerned, it has been duly executed and delivered by the Issuer, and, assuming this Agreement has been duly authorized, executed and delivered by the Guarantor insofar as the laws of the Hellenic Republic are concerned, it has been duly executed and delivered by the Guarantor;

                           (v) The issuance of the Securities in accordance with
                  the Indenture and the sale of the Securities by the Issuer to the Underwriters pursuant to this Agreement do not, and the performance by the Issuer and the Guarantor of their respective obligations under the Indenture, this Agreement, the Securities and the Guarantees will not violate any Federal law of the United States or the law of the State of New York applicable to the Issuer or the Guarantor; provided, however, that, with respect to this paragraph (v), such counsel need express no opinion with respect to Federal or state securities laws, other anti-fraud laws, fraudulent transfer laws, the Employee Retirement Income Security Act of 1974 and related laws and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations; provided, further, that insofar as performance by the Issuer and the Guarantor of their respective obligations under the Indenture, this Agreement, the Securities and the Guarantees is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights;

                           (vi) All regulatory consents, authorizations,
                  approvals and filings required to be obtained or made by the Issuer or the Guarantor, as the case may be, under the Federal laws of the United States and the laws of the State of New York for the issuance of the Guarantees by the Guarantor and the issuance, sale and delivery of the Securities by the Issuer to the Underwriters have been obtained or made;

                           (vii) Neither the Issuer nor the Guarantor is an
                  "investment company" or a company "controlled" by an "investment company" required to be registered under the 1940 Act; and

                           (viii) Under the laws of the State of New York
                  relating to submission to jurisdiction, assuming the validity of such actions insofar as the laws of the Netherlands are concerned, the Issuer has, and assuming the validity of such actions insofar as the laws of the Hellenic Republic are concerned, the Guarantor has, pursuant to each of Article X of this Agreement, and Section 117 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any State or Federal court located in the City, County and State of New York, in any action arising out of or relating to this Agreement or the Indenture, respectively, or any of the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of such a proceeding in any such court and has validly and irrevocably appointed CT Corporation as authorized agent for the purposes described in
                  Article X of this Agreement and Section 117 of the Indenture, respectively; and service of process effected on such agent in the manner set forth in Article X of this Agreement or Section 117 of the Indenture, respectively will be effective to confer valid personal jurisdiction over the Issuer or the Guarantor, as the case may be.

                  In rendering such opinion, such counsel may state that such opinion is limited to the Federal laws of the United States and the laws of the State of New York and such counsel may assume that (A) the Issuer has been duly incorporated and is an existing corporation under the laws of the Netherlands and (B) the Guarantor has been duly incorporated and is an existing corporation under the laws of the Hellenic Republic. Such counsel may also note that with respect to all matters of Dutch law, you are relying on the opinion of De Brauw Blackstone Westbroek N.V., Dutch legal advisor to the Issuer, delivered to you pursuant to paragraph (g) of this Article V, and that with respect to all matters of Greek law, you are relying on the opinion of Kyriakides Georgopoulos, Greek counsel to the Guarantor, delivered to you pursuant to paragraph (h) of this Article V.

                  Such counsel may also state that, with your approval, such counsel have relied as to certain matters on information obtained from public officials, officers of the Issuer and Guarantor and other sources believed by them to be responsible, and that such counsel have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimens thereof examined by them, that the Trustee's certificates of authentication of the Securities have been manually signed by one of the Trustee's authorized officers and that the signatures on all documents examined by them are genuine, assumptions which such counsel have not independently verified.

                  Such counsel shall also state that they have reviewed the Registration Statement, the Basic Prospectus and the Prospectus Supplement, certificate of certain officers of the Issuer and the Guarantor, opinions addressed to the Underwriters from the Issuer's Dutch counsel and the Guarantor's Greek counsel and letters addressed to the Underwriters from the Guarantor's accountants and participated in discussions with representatives of the Issuer and the Guarantor and their Dutch and Greek counsel, representatives of the accountants for the Issuer and the Guarantor and representatives of the Underwriters and their U.S. counsel; and on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of the experience such counsel have gained through their practice in this field, such counsel shall confirm to the Underwriters that each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement as of the date of the Prospectus Supplement appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the 1939 Act and the applicable rules and regulations of the Commission thereunder; and nothing that has come to the attention of such counsel has caused them to believe (A) that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as supplemented by the Prospectus Supplement as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading or

(B) that, in the course of specified procedures performed by them subsequent to the effective date of the Registration Statement, the Basic Prospectus, as supplemented by a Prospectus Supplement, as of the date of such opinion contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Such opinion may also state (A) that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Basic Prospectus or any Prospectus Supplement except for those made under the captions "Description of the Notes and the Guarantees" and "Plan of Distribution" insofar as they relate to provisions of the Securities, the Guarantees, the Indenture and this Agreement and under the caption "Taxation - United States Taxation" insofar as they relate to provisions of United States Federal Securities laws and to provisions of United States Federal tax law, respectively, therein described and "Description of the Notes and the Guarantees" and "Underwriting" in a Prospectus Supplement insofar as they relate to the provisions of documents therein described and (B) that such counsel do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Basic Prospectus or any Prospectus Supplement, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued, or as to any statement made by De Brauw Blackstone Westbroek N.V. with respect to Dutch law or any statement made by Kyriakides Georgopoulos with respect to Greek law, in each case, in the Registration Statement or in documents incorporated by reference therein.

                  (e) You shall have received on the Closing Date an opinion of Jan Gustavsson, General counsel to the Guarantor, dated the Closing Date, to the effect that:

                           (i) Except as described in the Registration Statement
                  and the Prospectus (as this term is defined in this Agreement), such counsel does not know of actions, investigations, suits or judicial, arbitral, administrative proceedings pending or threatened to which the Issuer, the Guarantor or any of the Designated Subsidiaries is a party or to which any of the properties of the Issuer, the Guarantor or any of the Designated Subsidiaries is subject that could reasonably be expected to have a Material Adverse Effect;

                           (ii) Neither the Issuer, nor the Guarantor nor any of
                  the Designated Subsidiaries is (A) in violation of its articles of association, (B) in default in any material respect in the due performance of observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which they are a party or by which they are bound or to which any of their property or assets is subject, or (C) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which the Issuer, the Guarantor or any of the Designated Subsidiaries or their property or assets may be subject, except in each case for such violations and defaults as could not reasonably be expected to have a Material Adverse Effect;

                           (iii) The Issuer, the Guarantor and the Designated
                  Subsidiaries (A) have received all permits, licenses or other approvals required of them under applicable law to conduct their respective businesses as described in the Registration Statement and the Prospectus, and (B) are in compliance with all terms and conditions of any such permit, licenses or other approvals, except where failure to receive such permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect; and

                           (iv) The issuance of the Securities and Guarantees in
                  accordance with the Indenture and the sale of the Securities by the Issuer to the Underwriters pursuant to this Agreement do not, and the performance by the Issuer and the Guarantor of their respective obligations under the Indenture, this Agreement, the Securities and the Guarantees will not (A) violate the articles of association or other charter documents of the Issuer, the Guarantor or any of the Designated Subsidiaries or (B) result in a default under or breach of any of the agreements listed in Annex A to such counsel's opinion (the "Annex A Agreements"), which are the only agreements known to such counsel which are material to the Issuer or to the Guarantor and its subsidiaries considered as a whole, or
                  (C) result in the creation or imposition of any lien, charge or encumbrance pursuant to any of the Annex A Agreements on any property or assets of the Issuer, the Guarantor or any of the Designated Subsidiaries.

                  (f) You shall have received on the Closing Date an opinion of De Brauw Blackstone Westbroek N.V., Dutch Counsel to the Issuer, dated the Closing Date, to the effect that:

                           (i) The Issuer has been incorporated and is existing
                  as a legal entity (rechtspersoon) in the form of a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law;

                           (ii) The Issuer has the corporate power to enter into
                  and perform under the Indenture and this Agreement and to issue and perform the Securities;

                           (iii) The Issuer has taken all necessary corporate
                  action to authorise its entry into, and performance of, the Indenture, this Agreement and the Securities;

                           (iv) The Issuer has validly signed the Indenture,
                  this Agreement and the Securities;

                           (v) Under Dutch law there are no governmental or
                  regulatory consents, approvals or authorisations required by the Issuer for its entry into and performance of the Agreements or for its issue and performance of the Securities;

                           (vi) Under Dutch law there are no registration,
                  filing or similar formalities required to ensure the validity, binding effect and enforceability against the Issuer of this Agreement, the Indenture and the Securities except for the purpose of complying with the requirements that no Securities will be offered upon issue anywhere in the world other than in accordance with the 1995 act on the Supervision of Securities Trade (Wet toezicht effectenverkeer 1995) and that the Issuer complies with Chapter 2 of the 1992 Banking Act Exemption Regulation (Vrijstellingsregeling Wtk 1992) and therefore does not require a banking licence pursuant to Section 6 of the 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992);

                           (vii) The entry into and performance of this
                  Agreement, the Indenture and the issue and performance of the Securities, by the Issuer do not violate Dutch law or the articles of association of the Issuer;

                           (viii) Under Dutch law the choice of New York law as
                  the governing law of this Agreement, the Indenture and the Securities is recognised and accordingly New York law governs the validity, binding effect and enforceability against the Issuer of this Agreement, the Indenture and the Securities;

                           (ix) To the extent that Dutch law applies, the
                  Issuer's payment obligations under the Securities are unsecured and rank at least pari passu with the claims of all its other unsecured creditors (except for claims preferred by law);

                           (x) A judgment rendered by a court in New York will
                  not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in New York (the "foreign court") which is enforceable in New York (the "foreign judgment") and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy;

                           (xi) Under Dutch law, in proceedings in a New York
                  court, New York law determines the validity, binding effect and enforceability of Article X of this Agreement and Section 117 of the Indenture;

                           (xii) Under Dutch law, the Issuer is not entitled to
                  immunity from legal proceedings nor are its assets immune from execution;

                           (xiii) The statements in the Basic Prospectus under
                  the headings "Taxation - Dutch Taxation" and the statements in the Prospectus under the headings "Risk Factors", in each case to the extent that they are statements as to Dutch law or as to the Issuer's articles of association, are correct;

                           (xiv) No Dutch withholding tax is required to be
                  deducted by the Issuer from any payment by it under the Securities. Exceptions apply if,

                                    (A)      any payment under the Securities is
                                             contingent (or deemed to be
                                             contingent) (in whole or in part)
                                             on the profits of or on the
                                             distribution of profits by the
                                             Issuer or an affiliate company
                                             (verbonden lichaam) of it, and

                                    (B)      the Securities have no fixed
                                             maturity or a maturity that exceeds
                                             10 years; and

                           (xv) No Dutch stamp duty or registration or similar
                  tax (other than court fees) is payable in connection with the Issuer's issue or performance, or a securityholder's transfer or enforcement, of the Securities or the execution or performance of this Agreement or the Indenture.

                  In rendering such opinion, such counsel may state that such opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of such opinion and on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance, with Dutch law. Such counsel may assume that (A) all copy documents conform to the originals and all originals are genuine and complete, (B) each signature is the genuine signature of the individual concerned, (C) any minutes and extracts from minutes referred to in such opinion are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any written resolutions referred to in such opinion were validly passed and remain in full force and effect without modification and any confirmation referred to in such opinion is true, (D) the Securities have been or will have been issued in the form referred to in such opinion, (E) this Agreement and the Indenture are within the capacity and powers of, and have been validly authorized and entered into by, each party other than the Issuer and the Securities have been or will have been validly authenticated in accordance with the Indenture, (F) the power of attorney to authorized persons of the Issuer remains in full force and effect without modification and no rule of law which under the The Hague Convention on the Law applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person authorized to sign this Agreement and the Indenture on behalf of the Issuer under such power of attorney, adversely affects the existence and extent of that authority as expressed in the power of attorney, (G) this Agreement and the Indenture have been signed on behalf of the Issuer by a person named as authorized person in the power of attorney and the Securities have been or will have been signed on behalf of the Issuer, manually or, with the approval of the director concerned, in facsimile by one of its managing directors, (H) when validly signed by all the parties, this Agreement and the Indenture and the Securities are valid, binding and enforceable on each party under the laws of the State of New York by which they are expressed to be governed and under New York law, the choice of New York law as the governing law of this Agreement and the Indenture applies to the submission of jurisdiction of the courts of the State of New York or the courts of the United States of America located in the county of New York pursuant to
Article X of this Agreement and Section 117 of the Indenture, (I) under New York law the Issuer's payment obligations under the Securities are unsecured and unsubordinated, (J) the Issuer's assets are not intended for public use (de openbare dienst) and (K) this Agreement and the Indenture and each transaction entered into pursuant to them have been entered into on an arm's length basis.

                  (g) You shall have received on the Closing Date an opinion of Kyriakides Georgopoulos, Greek counsel to the Guarantor, dated the Closing Date, to the effect that:

                           (i) The Guarantor has been duly incorporated and is
                  validly existing as a corporation under the laws of the Hellenic Republic;

                           (ii) The Guarantor has corporate power and authority
                  to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement;

                           (iii) The Guarantor is duly qualified as a foreign
                  corporation to transact business and is in good standing (where applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (where applicable) would not result in a Material Adverse Effect;

                           (iv) Each Designated Subsidiary organised under the
                  laws of the Hellenic Republic (collectively, the "Greek Subsidiaries") has been duly incorporated and is validly existing as a company in good standing (where applicable) under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (where applicable) would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such Greek Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge and information, the capital stock of each such Greek Subsidiary owned by the Guarantor, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                           (v) Except as disclosed in the Registration Statement
                  and the Prospectus, there is not pending or, to the best of such counsel's knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Guarantor, or any Greek Subsidiary is a party, or to which the property of the Guarantor or any Greek Subsidiary is subject, before or brought by any Greek court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Guarantor of its obligations thereunder or the transactions contemplated by the Prospectus;

                           (vi) The Indenture has been duly authorized, executed
                  and delivered by the Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                           (vii) The Securities have been duly authorized, and
                  executed by the Guarantor and, when issued and delivered, will constitute valid and binding obligations of the Guarantor, as applicable, enforceable against the Guarantor in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

                           (viii) This Agreement has been duly authorized,
                  executed and delivered by the Guarantor. The performance of this Agreement, the consummation of the transactions contemplated therein and compliance by the Guarantor with its obligations thereunder have been duly authorized by the Guarantor;

                           (ix) The authorized, issued and outstanding capital
                  stock of the Guarantor is as set forth in the financial statements, including the schedules and notes, included in the Registration Statement and the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus); the shares of issued and outstanding capital stock of the Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Guarantor was issued in violation of the preemptive or other similar rights of any security holder of the Guarantor;

                           (x) The information in the Registration Statement and
                  the Prospectus under "Description of the Notes and Guarantees", "Plan of Distribution" and "Taxation" and in the Annual Report on Form 20-F, to the extent that it constitutes matters of Greek law, summaries of Greek legal matters, the Guarantor's charter, by-laws, similar organizational documents or legal proceedings in the Hellenic Republic, or legal conclusions in respect of Greek law, has been reviewed by such counsel and is correct in all material respects and our opinion set forth under "Taxation" is confirmed;

                           (xi) No filing with, or authorization, approval,
                  consent, license, order, registration, qualification or decree of, any Greek court or governmental authority or agency is necessary or required in the Hellenic Republic in connection with the due authorization, execution and delivery of this Agreement, or the due execution, delivery or performance of the Indenture by the Guarantor or for the offering, issuance, sale or delivery of the Securities to the Underwriters;

                           (xii) The execution, delivery and performance of this
                  Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in this Agreement and in the Registration Statement and the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Registration Statement and the Prospectus under the caption "Use Of Proceeds") and compliance by the Guarantor with its obligations under this Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Guarantor is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Guarantor, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of the Hellenic Republic, any Greek government instrumentality or court having jurisdiction over the Guarantor or any of their respective properties, assets or operations;

                           (xiii) The Guarantor has validly and irrevocably
                  submitted to the personal jurisdiction of any United States Federal or State court in the State of New York, County of New York in an action arising out of or, relating to the Securities, this Agreement or the Indenture or the transactions contemplated thereby. The Guarantor has validly and effectively waived any objection to the venue of any such proceeding in any such court. The courts of the Hellenic Republic will give effect to such submission and waiver. The Guarantor has validly appointed CT Corporation System as its authorized agent for the purpose described in such agreements; and service of process effected on such agent in the manner set forth in such agreements will be effective, insofar as Greek law is concerned, to confer valid personal jurisdiction over the Guarantor, with the exception that in respect of a bankruptcy or similar proceeding brought before the Greek bankruptcy courts and courts of similar procedure, such courts have exclusive jurisdiction in respect of all property of the Guarantor and further subject to the fact that there is doubt as to the enforceability in the Hellenic Republic in original actions or in actions for enforcement of judgements of the United States courts of civil liabilities predicated solely upon the federal securities laws of the United States, pursuant to the specific provisions of the Greek Code of Civil Procedure and/or any respective international convention or treaty ratified by Greek law, which is relevant to the matter;

                           (xiv) None of the Guarantor or the Greek
                  Subsidiaries, nor any of their respective properties, assets or revenues in the Hellenic Republic is entitled to immunity from suit, execution, attachment or other legal process in the Hellenic Republic and waiver of immunities in this Agreement, the Indenture or the Prospectus is valid and binding under the laws of the Hellenic Republic;

                           (xv) The choice of the laws of the State of New York
                  as the governing law of the Securities, this Agreement and the Indenture is a valid choice of law under the laws of the Hellenic Republic;

                           (xvi) Except as disclosed in the Prospectus or in any
                  document incorporated by reference therein, to ensure the legality, validity or enforceability of the Securities, this Agreement and the Indenture, it is not necessary that any such document or any other document be filed or recorded with any court or other authority in the Hellenic Republic or to be notarized, or that any stamp tax or similar tax be paid on or in respect thereof or in respect of any other document to be furnished thereunder;

                           (xvii) Except as disclosed in the Registration
                  Statement and the Prospectus or in any document incorporated by reference therein, under current Greek laws and regulations, no transaction, stamp, duty or similar tax, or duty or withholding or other taxes imposed by the Hellenic Republic are payable by or on behalf of the Underwriters, in connection with (A) the creation, issuance and delivery of the Securities as contemplated by this Agreement and the Indenture, (B) the transfer, sale and delivery of the Securities by the Underwriters, or (C) the execution, delivery or performance of this Agreement and the Indenture;

                           (xviii) Except as described in the Registration
                  Statement and the Prospectus, payments made by the Issuer or the Guarantor to holders under the Securities and the Indenture and by the Issuer or the Guarantor to the Underwriters under this Agreement will not be subject under the current laws of the Hellenic Republic or any political subdivision thereof to any withholdings or similar charges for or on account of taxation;

                           (xix) It is not necessary in order to enable any
                  Underwriters to exercise or enforce their rights under this Agreement or the Indenture in the Hellenic Republic or by reason of the entry into and/or the performance of this Agreement or the Indenture, that all or any of the Underwriters should be licensed or, qualified to do business in the Hellenic Republic. The Underwriters will not be deemed resident, domiciled, carrying on business or subject to taxation in the Hellenic Republic solely by reason of the execution, delivery, performance or enforcement of this Agreement or the Indenture;

                           (xx) Nothing has come to such counsel's attention
                  that would lead such counsel to believe that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                           (xxi) Judgements of United States courts will not be
                  directly enforceable in the Hellenic Republic and a separate Greek judgement must be obtained. Greek courts could (but there is no certainty that such courts would) give an enforceable Greek judgement on the basis of a judgement rendered by a court of the United States, provided that such court of the United States has jurisdiction and that its judgement has gained legal force and is not contrary to public policy in the Hellenic Republic.

                  In rendering such opinion, such counsel may state that such opinion is confined to and is given on the basis of Greek law applicable as of the date of such opinion and no opinion is expressed as the laws of any other jurisdiction. Such counsel may assume the validity of this Agreement, the Indenture, the Registration Statement and the Prospectus and the relevant resolutions of the Guarantor's Board of Directors under the laws of the State of New York and the federal law of the United States. Such counsel may also state that (A) service of court process by registered mail in the Hellenic Republic would not be recognized by a court of the Hellenic Republic, except in the exceptional case mentioned in Article 122 of paragraph 4 of the Greek Code of Civil Procedure, subject to the fulfillment of the formalities of Royal Decree 338/1970, (B) certain categories of claims listed in Articles 975 and 976 of the Greek Code of Civil Procedure have priority over all other claims, in case of forced execution, liquidation and/or bankruptcy and (C) Greek courts if called upon to hear a case on this Agreement, the Indenture, the Registration Statement and the Prospectus and the relevant resolutions of the Guarantor's Board of Directors will not treat as conclusive those certificates and determinations which this Agreement and the Indenture state are to be so treated. In such a case the court will allow the production of counter evidence.

                  (h) You shall have received on the Closing Date an opinion of United States counsel for the Underwriters, dated the Closing Date, covering certain of the matters referred to in subparagraphs (i), (ii),
         (iii), (iv) and (v) and the last paragraph of paragraph (e) of this
         Article V.

                  (i) You shall have received on the date of the applicable Pricing Agreement a letter dated such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance satisfactory to you, from the independent certified public accountants who have certified the financial statements of the Issuer and the Guarantor and their subsidiaries included in the Registration Statement and the Prospectus containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (j) The Securities and the Guarantees to be delivered shall have been approved for listing on the Luxembourg Stock Exchange or another recognized stock exchange, subject to official notice of issuance.

                                       VI.

                  In further consideration of the agreements of the Underwriters herein contained, the Issuer and the Guarantor jointly covenant as follows:

                  (a) To furnish you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration

         Statement (without exhibits thereto, but including documents incorporated by reference therein) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                  (b) During the period mentioned in paragraph (c) below, before amending or supplementing the Registration Statement or the Prospectus, to furnish you a copy of each such proposed amendment or supplement, and not to file any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the first date of the public offering of the applicable Securities as, in the opinion of your counsel, the Prospectus is required by applicable U.S. law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable U.S. law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Issuer and the Guarantor) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus as amended or supplemented, will comply with applicable U.S. laws; provided, however, that in case any Underwriter or dealer is required to deliver a Prospectus under the Securities Act in connection with the offer or sale of Securities at any time more than nine months after the Closing Date, the cost of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriter of such Securities.

                  (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification.

                  (e) To make generally available to the Guarantor's security holders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) To use their best efforts to list, subject to notice of issuance, the Securities and the Guarantees on the Luxembourg Stock Exchange or another recognized stock exchange.

                  (g) During the period beginning from the date hereof and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, as notified promptly to the Issuer and the Guarantor by you, and (ii) the Closing Date, not to offer, sell, contract to sell or otherwise dispose of in the United States any debt securities or warrants to purchase debt securities of the Issuer which mature more than one year after the Closing Date, and which are substantially similar to the Securities, without your prior written consent, such consent not to be unreasonably withheld.

                                      VII.

                  The Issuer and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                  (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to the provisions regarding settlement without consent described below) any such settlement is effected with the written consent of the Issuer or the Guarantor; and

                  (c) against any and all expense, as reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (a) or
         (b) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter expressly for use in the Prospectus (or any amendment thereto).

                  Each Underwriter severally agrees to indemnify and hold harmless the Guarantor, the Issuer and each person, if any, who controls the Issuer or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter expressly for use in the Prospectus.

                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party and any other indemnified parties as the indemnifying party may designate in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (a) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (b) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (c) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (d) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that (a), (b) and (c) above notwithstanding, an indemnified party may participate at its own expense in the defense of any such action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Article VII (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated above effected without its written consent if (a) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (b) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (c) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (x) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (y) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

                  If the indemnification provided for in this Article VII is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Issuer or the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in (a) above but also the relative fault of the Issuer or the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Issuer or the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the Guarantor and the total underwriting discount received by the Underwriters, bear to the aggregate initial offering price of the Securities.

                  The relative fault of the Issuer or the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Article
VII. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article VII shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Article VII, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Issuer or the Guarantor within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuer and the Guarantor. The Underwriter's respective obligations to contribute pursuant to this Article VII are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule I hereto and not joint.

                  The indemnity and contribution agreements contained in this
Article VII and the representations and warranties of the Issuer and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of any of the Issuer, the Guarantor, their respective officers or directors or any other person controlling the Issuer or the Guarantor and (c) acceptance of and payment for any of the Securities.

                                      VIII.

                  Any Pricing Agreement shall be subject to termination in your discretion, by notice given to the Issuer and the Guarantor, if (a) after the execution and delivery of such Pricing Agreement and prior to the Closing Date
(i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the Commission, the Luxembourg Stock Exchange or the New York Stock Exchange, (ii) trading of any securities of the Issuer or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in subparagraphs (a) (i) through (iv) above, such event singly or together with any other such event makes it, in your reasonable judgment, after consultation with the Issuer and the Guarantor, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus and applicable Prospectus Supplement.
                                       IX.

                  This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

                  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder and under the applicable Pricing Agreement on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to the applicable Pricing Agreement be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under the applicable Pricing Agreement on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you, the Issuer and the Guarantor for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the

Issuer or the Guarantor. In any such case either you, the Issuer or the Guarantor shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Prospectus, the Prospectus Supplement or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement or a Pricing Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement or such Pricing Agreement, or if for any reason the Issuer or the Guarantor shall be unable to perform their respective obligations under this Agreement or such Pricing Agreement, the Issuer or the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement or such Pricing Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably and properly incurred by such Underwriters in connection with this Agreement or such Pricing Agreement or the offering contemplated hereunder or thereunder.

                                       X.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Issuer and the Guarantor have appointed CT Corporation System as its authorized agent (the "Authorized Agent") upon which process may be served in any action based on this Agreement that may be instituted in any state or federal court in the City, County and State of New York by any Underwriter or by any person controlling any Underwriter, and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable for a period of three years from and after the Closing Date unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment for the remainder of such three-year period. Each of the Issuer and the Guarantor represents to each of the Underwriters that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Issuer and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer or the Guarantor (mailed or delivered as aforesaid) shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantor. Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Underwriter against the Issuer or the Guarantor in any competent court in the Netherlands or the Hellenic Republic.

                                       XI.

                  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or alone. All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to you as the Representatives to the address specified in the applicable Pricing Agreement; and if to the Issuer or the Guarantor shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to the address of the Issuer or the Guarantor, as the case may be, set forth in the Registration Statement,
Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Article VII hereof shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to such Underwriter at its address set forth in its Underwriters' Questionnaire, or the telex constituting such Questionnaire, which address will be supplied to the Issuer and the Guarantor by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuer and the Guarantor and, to the extent provided in Article VII hereof, the officers and directors of the Issuer and the Guarantor and each person who controls the Issuer, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have the right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. Time shall be of the essence of this Agreement.

                  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                       Very truly yours,

                                       Coca-Cola HBC Finance B.V.

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:



                                       Coca-Cola Hellenic Bottling Company S.A.

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:




[Underwriters]

By
   ------------------------------------
   Name:
   Title:



By
   ------------------------------------
   Name:
   Title:

                                                                         ANNEX I



                           [FORM OF PRICING AGREEMENT]


Representatives of the
Several Underwriters named
in Schedule I hereto

                                                                 ---------, ----

Ladies and Gentlemen:

                  Coca-Cola HBC Finance B.V., a Dutch corporation with its corporate seat in Amsterdam (the "Issuer"), and Coca-Cola Hellenic Bottling Company S.A., a Greek corporation (the "Guarantor"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated o, 2003 (the "Underwriting Agreement"), a copy of which is attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Article I of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Article XII of the Underwriting Agreement and the address of the Representatives referred to in such Article XII are set forth at the end of Schedule II hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

                  If the foregoing is in accordance with your understanding, please sign and return to us [o] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,


                                       Coca-Cola HBC Finance B.V.

                                       By
                                          -------------------------------------
                                          Name:
                                          Title:


                                       Coca-Cola Hellenic Bottling Company S.A.

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:



[Underwriters]

By
   ------------------------------------
   Name:
   Title:


By
   ------------------------------------
   Name:
   Title:

                                   SCHEDULE I

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                               DESIGNATED
                                                               SECURITIES
                                                                 TO BE
UNDERWRITER                                                    PURCHASED
-----------                                                    ----------
                                                               $








                                                               ----------
TOTAL........................................................  $
                                                               ==========


                                   SCHEDULE II


ISSUER:

     Coca-Cola HBC Finance B.V.

GUARANTOR:

     Coca-Cola Hellenic Bottling Company S.A.

TITLE OF DESIGNATED SECURITIES:

     [__%] [Floating Rate] [Zero Coupon] [Notes]

     [Debentures] due

AGGREGATE PRINCIPAL AMOUNT:

     [$]

PRICE TO PUBLIC:

     __% of the principal amount of the Designated Securities, plus accrued interest from __________ to __________ [and accrued amortization, if any, from __________ to __________]

PURCHASE PRICE BY UNDERWRITERS:

     __% of the principal amount of the Designated Securities, plus accrued interest from __________ to __________ [and accrued amortization, if any, from __________ to __________]

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     [_________] funds

METHOD OF PAYMENT:

     [Certified or official bank check]  [Wire transfer to account ___________]

INDENTURE:

     Indenture dated as of September 17, 2003, among Coca-Cola HBC Finance B.V., Coca-Cola Hellenic Bottling Company S.A. and The Bank of New York, as Trustee

MATURITY:

     ____________,

INTEREST RATE:

     [__%] [Zero Coupon] [See Floating Rate Provisions]

INTEREST PAYMENT DATES:

     [Months and dates, commencing __________,]

REDEMPTION PROVISIONS:

     [No provisions for redemption]

     [The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Issuer, in the amount of [$] or an integral multiple thereof, on or after __________, at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before __________, __%, and if] redeemed during the 12-month period beginning __________,


                                                     REDEMPTION
     YEAR                                               PRICE
     ----                                            ----------







     and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

     [On any interest payment date falling in or after __________, at the election of the Issuer, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

     [The Securities are redeemable at the option of the Issuer or the Guarantor upon certain changes in Dutch or Greek tax law.]

     [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for other changes in tax law]

     [Restriction on refunding]

SINKING FUND PROVISIONS:

     [No sinking fund provisions]

     [The Designated Securities are entitled to the benefit of a sinking fund to
     retire [$] principal amount of Designated Securities on         in each of
     the years through at 100% of their principal amount plus accrued interest][,together with [cumulative] [noncumulative] redemptions at the option of the Issuer to retire an additional [$] principal amount of
     Designated Securities in the years         through         at 100% of their
     principal amount plus accrued interest].

EXTENDABLE PROVISIONS:

     Securities are repayable on __________, [insert date and years], at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be __%, and thereafter annual interest
     rate will be adjusted on         ,         and         to a rate not less
     than __% of the effective annual interest rate on U.S. Treasury obligations
     with     -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].

[If Securities are Floating Rate Debt Securities, insert -

FLOATING RATE PROVISIONS:

     Initial annual interest rate will be __% through and thereafter will be adjusted [monthly] [on each __________, and __________, ] [to an annual
     rate of __% above the average rate for    -year [month] [securities]
     [certificates of deposit] issued by       and      [insert names of banks]]
     [and the annual interest rate [thereafter] [from    through    ] will be
     the interest yield equivalent of the weekly average per annum market
     discount rate for   -month Treasury bills plus __% of Interest Differential
     (the excess, if any, of (i) then current weekly average per annum secondary
     market yield for     -month certificates of deposit over (ii) then current
     interest yield equivalent of the weekly average per annum market discount
     rate for     -month Treasury bills); [from         and thereafter the rate
     will be the then current interest yield equivalent plus __% of Interest Differential].]

DEFEASANCE PROVISIONS:

OVERALLOTMENT OPTION:

TIME OF DELIVERY:

CLOSING LOCATION:

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:

     Address for Notices, etc.:

[OTHER TERMS]: